EX99.2

TRADED: NYSE (IEX)
For further information, contact:
Heath A. Mitts
Senior Vice President -Chief Financial Officer
847.498.7070

FOR IMMEDIATE RELEASE
Wednesday, April 6, 2016

IDEX CORPORATION INCREASES REGULAR QUARTERLY
CASH DIVIDEND SIX PERCENT

Lake Forest, IL, April 6, 2016 - IDEX CORPORATION (NYSE:IEX) today announced that its Board of Directors has approved a six percent increase in the company’s regular quarterly cash dividend to $0.34 per common share. The next dividend will be paid April 29, 2016 to shareholders of record as of April 18, 2016. This dividend represents the company’s 86th consecutive regular quarterly cash dividend payment.

About IDEX
IDEX Corporation is an applied solutions company specializing in fluid and metering technologies, health and science technologies, and fire, safety and other diversified products built to its customers’ exacting specifications. Our products are sold in niche markets to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol “IEX”.